Exhibit 10.22

DEBENTURE AMENDMENT

This DEBENTURE AMENDMENT, dated as of July 2, 2012 (this “Amendment”), is hereby made by and between ASSURED PHARMACY, INC., a Nevada corporation (the “Company”), and JOSEPH V. MCDEVITT (the “Purchaser”).

R E C I T A L S:

WHEREAS, pursuant to a Debenture Purchase Agreement dated July 15, 2010, by and between the Company and the Purchaser (the “Purchase Agreement”), the Company issued and sold to the Purchaser a 10% Convertible Debenture Due July 20, 2010 in the principal amount of $500,000 (the “Debenture”); and

WHEREAS, in accordance with Section 3.1 of the Debenture, the Company and the Purchaser desire to amend the Debenture as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals and for good and other valuable consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

A G R E E M E N T:

1.             Amendment to Caption.  The caption on the first page of the Debenture  is amended and restated in its entirety to read in full as follows:

ASSURED PHARMACY, INC.

CONVERTIBLE DEBENTURE

Due July 20, 2013

2.            Amendment of Non-Numbered Paragraph Beneath Caption on First Page of Debenture.  The date “July 20, 2012” in the first sentence of the non-numbered paragraph beneath the caption on the first page of the Debenture is hereby deleted and replaced with the date “July 20, 2013”.

3.             Amendment of Section 1.2 of Debenture.  Section 1.2 of the Debenture is hereby amended and restated in its entirety to read in full as follows:

1.2           Payment of Interest

(a)           Simple interest shall accrue on the unconverted principal amount outstanding from time to time at the rate of sixteen percent (16%) per annum (the “Stated Interest Rate”), and shall become payable to the Holder each ninety (90) days following the Closing Date and the Maturity Date (each such date is hereinafter referred to as an “Interest Payment Date”).  Interest shall be paid in shares of the Company’s common stock, $0.001 par value per share (the

“Common Stock”).  The number of shares of Common Stock to be issued as payment of accrued and unpaid interest (“Interest Conversion Shares”) shall be determined by dividing (i) the total amount of accrued and unpaid interest by (ii) 90% of the lesser of (i) the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Interest Payment Date or (ii) the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day that is immediately prior to the date the applicable Interest Conversion Shares are issued and delivered if such delivery is after the Interest Payment Date.

(b)           The term “Trading Day” means a day on which the principal Trading Market is open for trading.

(c)           The tem “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board (or any successors to any of the foregoing).

(d)           The term “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company, the fees and expenses of which shall be paid by the Company.

4.             Amendment of Section 1.3 of Debenture.  Section 1.3 of the Debenture is hereby amended and restated in its entirety to read in full as follows:

1.3           Payment on Non-Business Days.  If the outstanding principal and accrued but unpaid interest under this Debenture becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of New York, the due date hereof shall be extended to the next succeeding full business day and interest shall be payable at the rate of sixteen (16%) percent per annum during such extension.

5.          Replacement of Annex I to Debenture.  Annex I to the Debenture is hereby deleted in its entirety and replaced with Annex I attached hereto.

6.          Ratification.  Except as expressly amended by this Amendment, all terms and conditions of the Debenture and the Purchase Agreement are hereby ratified and confirmed in all respects and shall continue in full force and effect.  All references to the Debenture in the Debenture and the Purchase Agreement shall hereafter refer to the Debenture, as amended by this Amendment.

7.          Governing Law.  This Amendment and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of New York. IN ANY LAWSUIT IN CONNECTION WITH THIS DEBENTURE, THE UNDERSIGNED CONSENTS AND AGREES THAT THE STATE AND FEDERAL COURTS WHICH SIT IN THE STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION OF ALL CONTROVERSIES AND DISPUTES ARISING HEREUNDER.  THE COMPANY WAIVES THE RIGHT IN ANY LITIGATION ARISING HEREUNDER WITH THE HOLDER (WHETHER OR NOT ARISING OUT OF OR RELATING TO THIS DEBENTURE) TO TRIAL BY JURY.

8.         Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized representatives as of the day and year first above written.

COMPANY:

ASSURED PHARMACY, INC.

/s/            Brett Cormier
Name:     Brett Cormier
Title:       Chief Financial Officer

HOLDER:

/s/           Joseph V. McDevitt
               Joseph V. McDevitt

ANNEX I

ASSIGNMENT

For value received, the undersigned hereby assigns, subject to the provisions of that certain Debenture Purchase Agreement dated as of July 15, 2010, by and between Assured Pharmacy, Inc., a Nevada corporation (the “Company”), and Joseph V. McDevitt (the “Purchaser”), as may be amended or modified from time to time, to ________ $_________________ principal amount of, and $_________________ in accrued but unpaid interest under, the  Convertible Debenture issued by the Company on July 20, 2010 in favor of Purchaser, and hereby irrevocably appoints _______________ attorney to transfer the Debenture (or such portion thereof) on the books of the Company with full power of substitution in the premises.

Dated:

In the presence of:

____________________________________                     _______________________________________

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